UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 5, 2023

STRATTEC SECURITY CORPORATION

(Exact name of registrant as specified in charter)

Wisconsin

(State or other jurisdiction of incorporation)

0-25150	39-1804239
(Commission File Number)	(I.R.S. Employer I.D. Number)

3333 West Good Hope Road
Milwaukee, WI	53209
(Address of Principal Executive Offices)	(Zip Code)

(414) 247-3333

(Registrant's telephone number; including area code)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common stock, $.01 par value	STRT	The Nasdaq Global Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant's Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement

On May 5, 2023, STRATTEC SECURITY CORPORATION (the "Company") entered into an employment agreement (the "Employment Agreement") with Dennis Bowe, the Company's Vice President and Chief Financial Officer, with a September 9, 2022 effective date.  The Employment Agreement is on terms substantially consistent with the terms of the employment agreements entered into by the Company with its other executive officers and effective date contains an evergreen renewal feature that automatically extends the agreement for an additional year each June 30, unless advance notice is provided, such that the term of each employment agreement automatically extends for one year each June 30 unless either party gives 30 days' notice that the agreement will not be further extended.  Under the employment agreement, Mr. Bowe agrees to perform the duties currently being performed as Chief Financial Officer and Vice President of the Company in addition to such other duties that may be assigned from time to time, which include oversight of the finance, accounting, payroll/benefits and information technology functions.  The terms of this employment agreement generally include the following:

•	Mr. Bowe is entitled to a base salary under the employment agreement that is reviewed annually by the Company's Board of Directors or, at its election, the Company's Compensation Committee;

•
Mr. Bowe is entitled to participate in the Company's bonus plans (including our Team Incentive Plan for STRATTEC SECURITY CORPORATION for participation by Executive Officers and Senior Managers) and its Amended and Restated Stock Incentive Plan;

•	Mr. Bowe is eligible to participate in any medical, health, dental, disability and life insurance policy that the Company maintains for the benefit of its other senior management;

•	Mr. Bowe will also receive at the Company's expense group term life insurance coverage equal to two times his base salary subject to a maximum amount of coverage equal to $500,000;

•
Mr. Bowe has agreed not to compete with the Company during employment and for a period equal to the shorter of one year following termination of employment or the duration of his employment with the Company and has agreed to maintain the confidentiality of the Company's proprietary information and trade secrets; and

•	Mr. Bowe is entitled to severance benefits in the event his employment is terminated as a result of his death or disability or his employment is terminated by the Company without cause.

On May 5, 2023, the Company also entered into a change in control employment agreement (the "Change of Control Agreement") with Mr. Bowe with a September 9, 2022 effective date.  The Change of Control Agreement is on terms substantially consistent with the terms of the other change in control employment agreements entered into by the Company with its other executive officers.  Under the Change of  Control Agreement, the Company guarantees Mr. Bowe continued employment following a change of control (as defined in the agreement) on a basis equivalent to his employment immediately prior to such change in terms of position, duties, compensation and benefits, as well as specified payments upon termination following a change of control.  This Change of Control Agreement only becomes effective only upon a defined change of control of STRATTEC, or if Mr. Bowe's employment is terminated upon, or in anticipation of such a change of control, and automatically supersedes any existing employment agreement once it becomes effective.  Under this Change of Control Agreement, if during the employment term (three years from the date of the change of control), Mr. Bowe is terminated other than for cause (as defined in the agreement) or if Mr. Bowe voluntarily terminates his employment for good reason (as defined in the agreement) or during a 30‑day window period one year after a change of control, then Mr. Bowe is entitled to specified severance benefits, including (1) a lump sum payment of two times his then annual base salary, (2) a payment equal to his highest annual bonus (which is equal to the highest cash bonus paid to Mr. Bowe by STRATTEC and its affiliates collectively during the ten fiscal year period immediately preceding the fiscal year during which the change of control has occurred) and (3) continuation of certain fringe and other benefits.

The Employment Agreement and the Change of Control Agreement are each attached hereto as Exhibits 10.1 and 10.2, respectively, and are each incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1 – Employment Agreement between STRATTEC SECURITY CORPORATION and Dennis Bowe entered into on May 5, 2023 and made effective as of September 9, 2022.

Exhibit 10.2 – Change in Control Agreement between STRATTEC SECURITY CORPORATION and Dennis Bowe entered into on May 5, 2023 and made effective as of September 9, 2022.

104 – Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STRATTEC SECURITY CORPORATION
Date: May 8, 2023
	By:	/s/ Frank J. Krejci
Frank J. Krejci, President and CEO